Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Acorda Therapeutics, Inc.:

We consent to the use of our report dated February 26, 2010, with respect to the consolidated balance sheet of Acorda Therapeutics, Inc. as of December 31, 2009, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2009, incorporated herein by reference.

/s/KPMG LLP

Short Hills, New Jersey
June 8, 2011